Exhibit T3A.24

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile 112927284	[stamp:] AUTHORIZED COPY	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

DIRECTORY No. 18.441-2016.-

KVC/ D BAWLITZA

CASINO DE PUERTO VARAS S.A. - CORP. CHARTER

CORPORATE CHARTER OF A CLOSELY-HELD CORPORATION

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“CASINO DE PUERTO VARAS S.A.”

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 IN SANTIAGO, CHILE, on the second day of the month of September of the year two thousand sixteen, in the presence of myself, EDUARDO JAVIER DIEZ MORELLO, attorney, acting notary public for the Thirty-Fourth Notary Office of Santiago, with premises at Calle Luis Thayer Ojeda number Three Hundred Fifty-Nine, Commune of Providencia, there appeared Mr. PERCY ECCLEFIELD ARRIAZA, a Chilean citizen,

[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO married, an attorney, national identification number five million, one hundred sixty-two thousand, four hundred thirty-eight hyphen six, and Mr. IGNACIO DE LA CUADRA GARRETON, a Chilean citizen, married, an attorney, national identification number ten million, six hundred seventy-two thousand, seven hundred thirty-eight hyphen four, both of them in representation of the company ENJOY GESTIÓN LIMITADA, a company operating in the services and investment sector, Sole Tax Roll number ninety-six million, nine hundred seventy-six thousand, nine hundred twenty hyphen four, all domiciled in this city for these purposes at Avenida Presidente Riesco number five thousand, seven hundred eleven, fifteenth floor, Commune of Las Condes, Metropolitan Region; and the party of the second part, Mr. GERARDO COOD SCHOEPKE, a Chilean citizen, married, a commercial engineer, national identification card number seven million, nine hundred sixty-eight thousand, nine hundred thirty-five hyphen one, and Mr. JOSÉ MIGUEL MELO PIZARRO, a Chilean citizen, married, a civil engineer, national identification card number twelve million, two hundred forty-four thousand, nine hundred seventy-four hyphen two, both in representation of the company ENJOY S.A., a company operating in the investment sector, Sole Tax Roll number ninety-six million, nine hundred seventy thousand three hundred eighty hyphen seven, all domiciled in this city for these purposes at Avenida Presidente Riesco number five thousand, seven hundred eleven, fifteenth floor, Commune of Las Condes; the appearing parties being of legal age, they attested to their identifies through the aforementioned cards and set forth the following: That pursuant to this instrument they are hereby organizing

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

a Chilean closely-held corporation [sociedad anónima cerrada] to be governed by the applicable legal provisions, most especially by law eighteen thousand, forty-six on corporations pursuant to its article two, part seven with respect to article seven of law eighteen thousand, forty-five, Supreme Finance Decree number seven hundred two, which contains the Regulation for Corporations, law nineteen thousand, nine hundred ninety-five establishing the general bases for the authorization, functioning and auditing of games of chance, their regulations, and by these bylaws;- TITLE ONE: PURPOSE, DOMICILE AND DURATION OF THE COMPANY: ARTICLE ONE: A Closely-Held Corporation is established with the name of “CASINO DE PUERTO VARAS S.A.,” which may use for publicity, advertising or banking purposes the trade name “CASINO DE PUERTO VARAS.” ARTICLE TWO: The company’s purpose shall be the operation of the gambling casino in the Commune of Puerto Varas, Region of Los Lagos, in accordance with the terms set forth in law nineteen thousand, nine hundred ninety-five and its regulations, to which end it may operate games of chance, machinery, devices and related services authorized under the respective operating permit or in any which may be authorized in the future by the Superintendency of Gambling Casinos or any other authority that might replace it.- ARTICLE THREE: The Company has legal domicile in the Commune of Puerto Varas, Region of Los Lagos, without prejudice to any establishments or

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agencies it might establish in other places.- ARTICLE FOUR: The company’s duration shall be fifty years as from the date of this instrument.- TITLE TWO: COMPANY SHARE CAPITAL: ARTICLE FIVE: The share capital of the company totals FOUR HUNDRED SIXTY MILLION CHILEAN PESOS legal tender currency, divided among ONE HUNDRED THOUSAND registered shares of a single series without par value, to be reported pursuant to Transitory Article One. ARTICLE SIX: The shares shall be registered and their transfer undertaken in the forms set forth by the law and the Regulation on Corporations, and it must first request the relevant authorization from the Superintendency of Gambling Casinos, consistent with article seventeen, letter d) of law nineteen thousand, nine hundred ninety-five, and must fulfill the requirements set forth in the aforementioned law and its regulation.- ARTICLE SEVEN: Company shareholders must be individuals or legal entities that meet the requirements set by law nineteen thousand, nine hundred ninety-five and its regulation, to be verified by the Superintendency of Gambling Casinos.- Under no circumstances may the total number of shareholders exceed ten.- ARTICLE EIGHT: The Company shall maintain a Shareholders Registry which shall note at least the name, address and identification card of each shareholder, the number of shares owned, the date they were registered in the shareholder’s name and, in the case of shares subscribed and not paid-in, the form and opportunities for paying them in.-

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

ARTICLE NINE: The Shareholders Registry shall also maintain a record of transfers of all or part of their shares made by shareholders pursuant to the previous articles. It shall also note any other reference ordered by law eighteen thousand, forty-six or its regulation. ARTICLE TEN: On all ballots, Shareholders shall have one vote for each share they hold or represent. To establish the Shareholders’ right to receive dividends or to exercise any other right that the law, the regulations or these bylaws confer on Shareholders, Shareholders shall be considered as registered in the Shareholders Registry at midnight on the fifth business day prior to the day required, in order to acquire or exercise the right or benefit. ARTICLE ELEVEN: Share instruments shall be in registered form, of the same series and without par value; and their form, issuance, delivery, replacement, exchange, lack of use, transfer and transmission shall be governed by the applicable legal and regulatory provisions. TITLE THREE: COMPANY ADMINISTRATION: ARTICLE TWELVE: The Company shall be administered by a Board consisting of five members, who may or may not be Company Shareholders. ARTICLE THIRTEEN: To be a Director it is necessary to meet the requirements and to not be subject to the disqualifications stipulated by law eighteen thousand forty-six and law nineteen thousand, nine hundred ninety-five, as well as their respective regulations. ARTICLE FOURTEEN: Directors shall be elected

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at the Ordinary Shareholders Meeting and shall serve in their position for a period of three years, subject to complete renewal at the end of each period. Directors may be reelected indefinitely. The Board may be revoked in its entirety before expiration of its term by approval of the Ordinary or Extraordinary Shareholders Meeting and, in this case, the same Meeting must elect a new Board. The individual revocation of one Board member shall not occur. In the event of death, resignation, disqualification or restriction on duties or any other impossibility that prevents a director from performing his or her duties or causes the director to cease performing them, complete re-appointment of the Board must be undertaken at the next Ordinary Shareholders Meeting the company holds. In the meantime, the Board may appoint a replacement. ARTICLE FIFTEEN: For the election of Directors, each Shareholder shall have one vote for each share held or represented and may accumulate votes in favor of a single individual or distribute them as deemed appropriate, and the individual elected shall be the person who, on the same single ballot, receives the greatest number of votes, until the number of Directors to be elected is complete. The above does not prevent elimination of the ballot by unanimous consent of Shareholders in attendance with right to vote, and the holding of the election by acclamation. ARTICLE SIXTEEN: At its first meeting after the Ordinary Shareholders Meeting that elected it, the Board shall choose from among its members a Chair, who shall also be that of

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

the Company. The Chair may be reelected indefinitely, so long as the individual is a Director. The position of Chair is incompatible with that of Company Manager. The Board shall also appoint from among its members a Vice Chair who shall replace the Chair in the event of the latter’s absence or impediment. ARTICLE SEVENTEEN: The Board Chair shall chair the sessions of the Ordinary and Extraordinary Shareholders Meetings. ARTICLE EIGHTEEN: If for any reason the Chair is unable to serve in that position, the Board shall elect another of its members as a replacement. ARTICLE NINETEEN: Board sessions shall be ordinary or extraordinary. Ordinary sessions shall be held on the dates and at the times set in advance by the Board itself and shall not require any special convocation. The Board shall meet in ordinary session at least once per month. Extraordinary sessions shall be held when specifically convened by the Chair, either alone or at the instruction of one or more Directors, subject to the qualification that the Chair sees a need for the meeting, unless the meeting is requested by an absolute majority of directors, in which case the meeting is required to be held without prior qualification. Convocations to extraordinary sessions of the Board shall be published in the communications media chosen unanimously by the Board members, provided that they give reasonable assurance of their loyalty or, absent the selection of said media, by certified letter sent to each Director at least

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three days in advance of being held. This period may be reduced to twenty-four hours in advance, if the letter is issued personally to the director by notary public. A convocation to an extraordinary meeting must contain a reference to the matters to be discussed thereat. The convocation may be omitted if the session is attended unanimously by all the Company’s directors. Extraordinary sessions may only discuss the matters specifically indicated in the convocation. ARTICLE TWENTY: The Board may not hold sessions with fewer than three of its members. Agreements must be adopted by absolute majority of attending Directors. In the event of a tie, the meeting chair shall cast the deciding vote. Directors shall meet at the corporate headquarters, unless they unanimously agree to hold a specific session outside the corporate headquarters or it is attended unanimously by all directors. ARTICLE TWENTY-ONE: The duties of Directors shall not be remunerated. ARTICLE TWENTY-TWO: The Board represents the Company both in and out of court in fulfillment of the corporate purpose, which need not be attested to third parties. In the exercise of its duties, it shall be understood that it is invested with all administration and disposal authority, except where the law or these Bylaws provide as corresponding to the Shareholders Meeting and without need to grant to the Board any special powers whatsoever, including for actions or agreements with respect to which the laws require this circumstance. TITLE FOUR:

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

PRESIDENT [Gerente General] AND MANAGERS: ARTICLE TWENTY-THREE: The Board shall appoint an employee with the title of President, who shall be responsible for judicial representation of the Company, being legally invested with the authority set forth in both parts of Article Seven of the Chilean Code of Civil Procedure [Código de Procedimiento Civil]. Said individual shall have the right to speak at Board meetings, assuming liability along with the members of the latter for any agreements harmful to the Company and its Shareholders, unless the President has set down a contrary opinion in the Minutes. The position of President is incompatible with that of Company Chair, Director, Accountant or Auditor. The Board may appoint the Managers and Sub-Managers needed for proper administration of the Company, confer the powers it deems necessary and define the responsibilities it believes appropriate. The Board shall establish the order in which the Managers, if multiple, shall replace the President, in the event of absence, illness or any other impediment of the latter that prevents him from performing his duties. The Board must also appoint the Manager or managers or other company employees, who in the absence of the President, shall individually represent the Company, for purposes of validly receiving all notifications issued thereto. The mere absence of the President, without the interested party’s having to attest to it, shall suffice for the notification to be able to be applied to such party or parties as the Board has appointed for those purposes. The President and other managers and whoever serves in their places shall be subject to the

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provisions of law eighteen thousand forty-six, referring to Directors, insofar as they are compatible with the individual responsibilities of the position or duty. TITLE FIVE: SHAREHOLDER MEETINGS: ARTICLE TWENTY-FOUR: Shareholders shall meet at Ordinary or Extraordinary Meetings. The former are to be held once per year, within four months after the date of the annual balance sheet, and their purpose shall be to hear and decide on matters which, according to law eighteen thousand, forty-six, its regulation or these bylaws are to be discussed at Ordinary Meetings, with no need to reference them in the respective convocation. The latter may be held at any time, when so required by the corporate purpose, to decide on any matter that law eighteen thousand forty-six, its regulation or these bylaws bring to the knowledge of the Shareholder Meetings and provided that said matters are indicated in the corresponding convocation. The matters of the Ordinary or Extraordinary Meetings shall be those which the aforementioned Law, its regulation or these bylaws stipulate may only be discussed at the Ordinary or Extraordinary Meeting, respectively. ARTICLE TWENTY-FIVE: Meetings shall be convened by the Company Board, without prejudice to the authority to self-convene in accordance with article sixty of law eighteen thousand forty-six. It shall be the obligation of the Board to convene the Shareholders Meeting in the cases set forth in article fifty-eight of law eighteen thousand, forty-six, and in the other cases stipulated by its regulation, or when the majority of the Board resolves that the Extraordinary Meeting should be convened. ARTICLE TWENTY-SIX:

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

Convocations to Shareholders meetings, whether Ordinary or Extraordinary, shall be undertaken by means of a highlighted notice to be published at least three times on different days in the newspaper of the corporate domicile that has been identified by the Shareholders Meeting or, absent an agreement or in the case of suspension of the designated newspaper or disappearance from circulation, in the Diario Oficial [Official Daily Gazette], in the time, form and conditions stipulated by the Corporations Regulation. Notices published on Sundays or holidays shall be valid. ARTICLE TWENTY-SEVEN: Meetings shall be held upon first convocation, unless the law or these bylaws provide for larger majorities, with the absolute majority of shares issued with right to vote; upon second convocation they shall be held with those who are present or represented, regardless of their number, and agreements shall be adopted by absolute majority of shares present or represented with right to vote, except for matters in which the law, the relevant regulation or these bylaws require a special quorum for agreements. Notices of second convocation may only be published after the Board has failed upon issuing a first convocation, and in all cases the new Board must be convened to be held within forty-five days after the date set for the Meeting that was not held. Meetings shall be chaired by the Board Chair or by such individual as might serve in that position and the individual serving in the position of Secretary shall act as such, if the Board resolves to appoint him or her, or absent this the President. ARTICLE TWENTY-EIGHT:

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Only shareholders may participate in the Meetings and exercise their rights to speak and to vote, who are registered with the Shareholders Registry as of midnight of the fifth business day prior to the day set for holding the Meeting, a circumstance that must be mentioned in the Meeting convocation notice. ARTICLE TWENTY-NINE: Shareholders may have themselves represented at the Meetings through another person, whether or not a Shareholder. Said representation must be conferred in writing, for all shares the principal holds on the date indicated in the preceding article. The text of the proxy and its formal requirements shall conform to the provisions of the Regulation on Corporations. ARTICLE THIRTY: Resolutions of the Extraordinary Shareholders Meeting involving revisions of the Corporate Bylaws must be adopted by absolute majority of shares issued with right to vote. The favorable vote of two thirds of shares issued with right to vote shall be required for resolutions that refer to the matters that, according to article sixty-seven of law eighteen thousand, forty-six must be approved by said quorum. Once approval by Shareholders is obtained, the authorization must be requested of the Superintendency of Gambling Casinos to undertake any revision of the bylaws. ARTICLE THIRTY-ONE: Approval by the Shareholders Meeting of any of the matters specified in article sixty-nine of law eighteen thousand, forty-six shall confer on the dissenting shareholder the right to

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

withdraw from the Company, subject to payment by the latter for the value of the shares. The exercise of this right, and the form of executing the payment for the shares, shall be governed by the provisions of law eighteen thousand forty-six and its regulation. ARTICLE THIRTY-TWO: A record shall be kept of the deliberations and agreements of the Meetings, in a Book of Minutes. The Board shall be responsible for custody of the corporate books and records without prejudice to being able to delegate this duty, confirmation of which must be set forth in the minutes. The minutes shall be signed by those acting as Meeting Chair and Secretary and by three Shareholders elected thereat. The minutes shall be understood as approved as from the time of their signature by the persons specified in the preceding part, and as of that date the agreements to which they refer may enter into effect. TITLE SIX: ADMINISTRATION AUDITS: ARTICLE THIRTY-THREE: Each year, the Ordinary Shareholders Meeting must appoint an Outside Auditing Company from among those registered with the Superintendency of Securities and Insurance, with a view to examining the company’s accounts, inventory, balance sheet and other financial statements, and with the obligation of informing in writing the next Ordinary Shareholders Meeting on the fulfillment of its assignment. The annual report, balance sheet, inventory, minutes, books and reports of the external auditors shall be made available to Shareholders for their examination at the Company’s headquarters, for fifteen days prior to the date scheduled for the Shareholders Meeting. TITLE SEVEN:

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BALANCE SHEETS AND EARNINGS: ARTICLE THIRTY-FOUR: On December thirty-first of each year the balance sheet shall be prepared of the Company’s operations in accordance with current laws and regulations. The Board must present for consideration of the ordinary Shareholders Meeting a report with supporting documentation as to the Company’s situation in the past fiscal year, accompanied by the balance sheet, profit and loss statement and report presented by the External Auditors in this regard. All these documents must clearly reflect the Company’s asset situation at the close of the year and the earnings obtained or losses incurred during the same period. ARTICLE THIRTY-FIVE: On a date no later than that of the first notice of convocation to the Ordinary Meeting, the Board shall send to each Shareholder a copy of the Company’s balance sheet and annual report, including the Auditors’ opinion and their respective notes. The Company shall publish the reports stipulated by the Superintendency of Securities and Insurance and/or the Superintendency of Gambling Casinos concerning its balance sheets and profit and loss statements duly audited. ARTICLE THIRTY-SIX: At least thirty percent of net earnings in each fiscal year must be distributed to Shareholders annually as a cash dividend, prorated for their shares. The above is without prejudice to any different agreement adopted at the respective Meeting, unanimously in proportion to shares issued. As approved by the respective Ordinary Meeting, the balance of the net

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

earnings may be allocated to the formation of special reserves or to the distribution of additional dividends within the same year or the formation of a fund intended for the payment of any dividends in future years. In any event, the Board may, under the personal responsibility of the Directors who participate in the respective agreement, distribute provisional dividends during the fiscal year, charged against earnings for that period, provided there are no accumulated losses. ARTICLE THIRTY-SEVEN: The share of earnings not allocated by the Meeting to dividends payable during the fiscal year, either as minimum mandatory dividends or as additional ones for that same year, may at any time be capitalized subject to amendment of the Bylaws, with the requirements that entails, through the issuance of paid-in shares or an increase in the value of the shares. ARTICLE THIRTY-EIGHT: Payment of the minimum mandatory dividends shall be due after the lapse of thirty days from the date of the meeting that approved the distribution of earnings for the year. Additional dividends approved by the Meeting shall be paid within the fiscal year in which the agreement was adopted and on the date the latter stipulates, or on the one set by the Board, if the meeting authorized it to do so. Provisional dividends shall be paid on the date set by the Board. In any case, dividends shall be paid to Shareholders registered with the Shareholders Registry as of midnight on the fifth business day prior to the date set for their release. TITLE EIGHT: DISSOLUTION AND LIQUIDATION: ARTICLE

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THIRTY-NINE: The Company is dissolved: One) Upon consolidation of all the shares into the hands of a single individual; Two) By agreement of the Extraordinary Shareholders meeting, convened expressly for said purpose; Three) For other reasons stipulated by law. ARTICLE FORTY: When dissolution occurs for any of the reasons noted in numbers one and two of the preceding article, as the case may be, the Board shall specify the events constituting the cause in the minutes of the corresponding session, and the Board must meet and record the minutes of the relevant session in the form of a public instrument within thirty days of the occurrence of the events. An extract of said public instrument shall be recorded and published in the form stipulated in Article Five of law eighteen thousand, forty-six. ARTICLE FORTY-ONE: Having dissolved the Company for any reason, it shall be liquidated by a liquidation committee elected by the Shareholders Meeting, in the form stipulated in article sixty-six of law eighteen thousand, forty-six. The same Meeting shall set its compensation. ARTICLE FORTY-TWO: Except by unanimous agreement to the contrary by shares issued with right to vote, the liquidation committee shall consist of three members. The liquidation committee shall appoint a Chair from among its members, who shall represent the company judicially and extra-judicially. If, due to legal circumstances, there is only one liquidator, the latter shall hold both representation duties. ARTICLE FORTY-THREE: Liquidators shall remain

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

in their duties for three years and may be reelected a single time only. ARTICLE FORTY-FOUR: The liquidation committee or the liquidator, as the case may be, shall have the position, authority and duties stipulated by law eighteen thousand, forty-six, rendering them responsible under the same terms as stipulated by said law for any infraction or abandonment they might incur. ARTICLE FORTY-FIVE: During liquidation, Ordinary Meetings shall continue to be held and the liquidators shall report to them on the status of the liquidation, with agreement obtained as to any measures that might be needed in order to carry it out to completion. The liquidation committee shall comply with the publications, communications and presentations that the law and these bylaws require of the Board. The liquidators may also convene Extraordinary Shareholder Meetings in the form specified by these bylaws. Distributions occurring during the liquidation must be paid in cash to Shareholders, unless a different agreement is adopted in each case, by unanimous vote of shares issued. Notwithstanding the above, the Extraordinary Shareholders Meeting, by a two-thirds vote of shares issued, may approve optional distributions, provided that the options correspond to the standards of law eighteen thousand forty-six and law nineteen thousand nine hundred ninety-five, and their respective regulations. All remaining aspects relative to distributions and liquidation shall be subject to current legal and regulatory standards. TITLE NINE: JURISDICTION AND ARBITRATION: ARTICLE FORTY-SIX: In the event that a dispute or difference arises between the

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parties by reason of this instrument or its complementary documents or modifications, whether with respect to interpretation, fulfillment, validity or termination, or with respect to disputes that might arise between shareholders in their capacity as such, or between the latter and the company or its administrators, during either the Company’s lifetime or its liquidation, they shall be resolved through negotiations carried out by representatives of the parties. If the parties do not succeed in directly resolving their disputes, which shall be considered as having occurred in the event that one of them requests of the other in writing the convening of the Arbitral Tribunal, they shall submit thereto and decide permanently through mixed arbitration, in accordance with the Regulation of the Arbitration Center of the Santiago Chamber of Commerce Trade Association. In this regard, the parties shall confer special irrevocable mandate on the Santiago Chamber of Commerce Trade Association such that, at the written request of either of them, it may appoint the arbiter from among the members of the arbitral body of the Arbitration Center of that Chamber. It shall suffice that either party submit the aforementioned written request to the Santiago Chamber of Commerce Trade Association, for it to be understood that there was no agreement between the parties with respect to the name of the arbiter. No appeal whatsoever shall apply against the arbiter’s decisions, except that of filing a complaint. The arbiter is specifically authorized to resolve all matters related to its competency and/or jurisdiction. TRANSITORY ARTICLE ONE: The share capital of FOUR HUNDRED

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

SIXTY MILLION CHILEAN PESOS, legal tender currency, divided among ONE HUNDRED THOUSAND registered shares, in a single series, without par value, to which the permanent Article Five of these Bylaws refers, is subscribed and paid-in as follows: ONE) the company ENJOY GESTIÓN LIMITADA subscribes ninety-nine thousand shares at a value of FOUR THOUSAND SIX HUNDRED PESOS legal tender currency each, i.e., a total of FOUR HUNDRED FIFTY-FIVE MILLION, FOUR HUNDRED THOUSAND PESOS legal tender currency, which it pays and shall pay as follows: a) The sum of TWO HUNDRED TWENTY-SEVEN MILLION, SEVEN HUNDRED THOUSAND PESOS, legal tender currency, equivalent to forty-nine thousand five hundred shares, hereby in cash, entering the corporate coffers; and b) the sum of TWO HUNDRED TWENTY-SEVEN MILLION, SEVEN HUNDRED THOUSAND PESOS, legal tender currency, equivalent to forty-nine thousand, five hundred shares, payable within a maximum period of three years counting from the date of this charter, without prejudice to the fact that if an operating permit is granted to “CASINO DE PUERTO VARAS S.A.” to operate the gambling casino of the commune of Coquimbo, Region of Coquimbo, this balance of share capital must be reported within ninety days following the granting of said permit. TWO) The company “ENJOY S.A.” subscribes one thousand shares at a value of FOUR THOUSAND, SIX HUNDRED PESOS legal tender currency, each, i.e., a total of FOUR MILLION, SIX HUNDRED THOUSAND PESOS legal tender currency, which it pays and shall pay as follows: a) The

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sum of TWO MILLION, THREE HUNDRED THOUSAND PESOS legal tender currency, equivalent to five hundred shares, hereby in cash, entering the corporate coffers; and b) The sum of TWO MILLION, THREE HUNDRED THOUSAND PESOS legal tender currency, equivalent to five hundred shares, payable within the maximum term of three years counting from the date of this constitution, without prejudice to the fact that if “CASINO DE PUERTO VARAS S.A.” is granted an operating permit to operate the Gambling Casino in the Commune of Coquimbo, Region of Coquimbo, this balance of capital must be reported within ninety days after the granting of said permit. TRANSITORY ARTICLE TWO: The Company Board shall consist of Messrs. ANTONIO MARTÍNEZ SEGUÍ, FRANCISCO JAVIER MARTÍNEZ SEGUÍ, PERCY ECCLEFIELD ARRIAZA, GERARDO COOD SCHOEPKE and IGNACIO DE LA CUADRA GARRETON, who shall remain in their positions until the holding of the First Ordinary Shareholders Meeting, and shall have all authority that the bylaws and the law confer on the Board. TRANSITORY ARTICLE THREE: DELOITTE AUDITORS Y CONSULTORES LIMITADA is appointed as external auditors for the company’s first fiscal year. TRANSITORY ARTICLE FOUR: For purposes of the provisions of article fifty-nine of law number eighteen thousand, forty-six, it is agreed that convocations to Shareholders Meetings shall be published through the electronic daily newspaper La Nación. TRANSITORY ARTICLE FIVE: For purposes of fulfillment of

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

law nineteen thousand nine hundred ninety-five, it is confirmed that the share capital as indicated in Transitory Article One totals FOUR HUNDRED SIXTY MILLION PESOS and is equivalent on this date to the sum of ten thousand, sixty point twenty-one Monthly Tax Units. TRANSITORY ARTICLE SIX: The President shall be formally appointed at the first Ordinary session of the Board. In the meantime, until said occasion, Mr. JOSÉ MIGUEL MELO PIZARRO, a Chilean citizen, a civil engineer, National Identification Card number twelve million, two hundred forty-four thousand, nine hundred seventy-four hyphen two, shall serve in said roll for all legal purposes that may apply and in temporary fashion. TRANSITORY ARTICLE SEVEN: Special Powers of Attorney. i) The bearer of an authorized copy of this instrument or its extract is authorized to request and sign any records that may be required in the respective Trade Registry and other registries, sub-registries and annotations of any kind whatsoever, as well as to request the publication of said extract in the Diario Oficial and to undertake all necessary processing for the company’s due legalization. ii) Mrs. DANIELA BAWLITZA VÁSQUEZ and Mr. EDUARDO SBOCCIA SERRANO are expressly authorized such that, acting jointly or individually, they may grant and subscribe public or private instruments to clarify or supplement obscure and doubtful points, fill omissions and correct copying or reference errors and numeric calculations that are clearly apparent in the same instrument, or any other

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requirement that might be necessary in the judgment of the Real Estate Registrar, or those responsible for other public and private registries, to adequately record this instrument. The legal representatives are specifically authorized to sign all public and private instruments necessary for the fulfillment of their assignment, and they may also submit and sign minutes. The granting of these powers is henceforth irrevocable and shall remain in force, even in the event of the grantor’s death or disability. iii) A special power of attorney is also granted, as extensive as may be required by law, to Mrs. CAROL ROJAS MALVERDI, national identification number twelve million, nine hundred five thousand, seven hundred fifty-one hyphen three and to Mr. ALEXIS AZOCAR PEÑA, national identification number thirteen million, seven hundred fifty-eight thousand, nine hundred ninety-six hyphen six, such that, acting jointly or individually, they might undertake any processing that may be necessary for the recording of this charter, commencement of activities and acquisition of the Sole Tax Roll from the Internal Tax Service. In the exercise of this special task, and notwithstanding any restriction whatsoever, the legal representatives are authorized to sign, submit, amend and refrain from any types of requests, reports, petitions, declarations and instruments that might be necessary or appropriate for optimal performance of the task conferred thereon. LEGAL CAPACITY: The legal capacity of Mr. PERCY ECCLEFIELD ARRIAZA and IGNACIO DE LA CUADRA GARRETON, to represent ENJOY GESTIÓN

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile	[seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO

LIMITADA, is set forth in the public instrument dated December twenty-ninth, two thousand ten and August twenty-second, two thousand thirteen, respectively, both of them issued at the Santiago Notary Office of Mr. Eduardo Diez Morello. The legal capacity of Mr. GERARDO COOD SCHOEPKE and JOSÉ MIGUEL MELO PIZARRO to represent ENJOY S.A. is set forth in a public instrument dated January thirteenth, two thousand fifteen and January fourth, two thousand sixteen, respectively, neither of them inserted, as they are known by the parties, and by the authorizing Notary. This instrument was issued in accordance with the draft drawn up by attorney Mrs. DANIELA BAWLITZA VÁSQUEZ. In verification of which, and after having read it, the appearing parties signed it. Copy issued. BY WITNESS WHEREOF. Directory No. 18.441-2016.

[signature]
PERCY ECCLEFIELD ARRIAZA
IN REP. OF ENJOY GESTIÓN LIMITADA

[signature]
IGNACIO DE LA CUADRA GARRETON
IN REP. OF ENJOY GESTIÓN LIMITADA

[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY PUBLIC SANTIAGO